Mailing Address:                   Principal Mutual Life      Variable Annuity
Des Moines, Iowa 50392-0001        Insurance Company          Application

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|_| Nonqualified    |_| IRA     |_| Payroll Deduct IRA     |_| SEP

|_| Pension Trust   |_| Other   Retirement Date: ________________

|_| Rollover IRA    |_| IRA Transfer:  Nondeductible Amount $ _________________
                                                             (if any)
Annuitant
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Name - First        Middle    Last             |_| Male          Birth Date
                                               |_| Female
_______________________________________________________________________________

Address - Street                    Social Security #

_______________________________________________________________________________

City                State                  ZIP     Relationship
                                                   to Owner
_______________________________________________________________________________

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Owner (Leave this section blank if Annuitant is sole Owner.)

Name - First        Middle    Last             |_| Male          Birth Date
                                               |_| Female
_______________________________________________________________________________

Address - Street                     Taxpayer ID #

_______________________________________________________________________________

City                State                  ZIP

_______________________________________________________________________________

Is Owner a:  |_| Corporation?     |_| Trust?     |_| Partnership?

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Joint Owner/Joint Annuitant (If chosen, must be Spouse.)

Name - First        Middle   Last             |_| Male           Birth Date
                                              |_| Female
_______________________________________________________________________________

Address - Street                     Social Security #

_______________________________________________________________________________

City                State                  ZIP

_______________________________________________________________________________

On the Contract Date, if you or any Annuitant are confined in a Health Care Facility, eligible for Social Security disability payments or diagnosed with a Terminal illness, you will not be able to use that condition to qualify for benefits under the Waiver of Surrender Charge Rider.

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Owner's Beneficiary(ies)

Primary                                    Relationship to Owner

_______________________________________________________________________________

Contingent                                 Relationship to Owner

_______________________________________________________________________________

Annuitant's  Beneficiary(ies)(Leave this  section  blank if Annuitant is sole
   Owner.)

Primary                                     Relationship to Owner

_______________________________________________________________________________

Contingent                                  Relationship to Owner

_______________________________________________________________________________


Purchase Payment Information

|_| Monthly PAC - First Payment Drawn on (date)      /     /
 (Not available on the 29th, 30th, and 31st      -----------------
  of the month)

|_| List Bill - Frequency:        |_| Monthly        |_| Quarterly
                                  |_| Semiannually   |_| Annually

Expected Annualized Amount: $ _____________________

Employer-Information-(Complete-this-section-if-Payroll-Deduct-IRA,-SEP,-Pension-
Trust-or-a-Nonqualified-Employer-arranged-Plan.)

Name                                        Name of Company Contact

_______________________________________________________________________________

Address                                     Phone Number

_______________________________________________________________________________

AA 699


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Purchase  Payment  Allocations  (Note whole number  percentages  by the selected
  Division or Fixed Account.)


Aggressive Growth                     Bond
                          _______ %                             _______ %
Asset Allocation                      Capital Accumulation
                          _______ %                             _______ %
Balanced                              Emerging Growth
                          _______ %                             _______ %
Government Sec.                       World
                          _______ %                             _______ %
Growth                                Fixed Account
                          _______ %                             _______ %
Money Market
                          _______ %   ____________________      _______ %
                                      Total                     100 %
Initial Purchase Payment $
                            ________________
Make checks payable to:  Principal Mutual Life Insurance Company

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LOCK-IN(Applies only to initial Purchase Payment allocated to the Fixed Account)

|_|      Lock-in current rate
                              _______ %
This rate is guaranteed only if the money is received in our home office within 90 days of the date of this application.

|_|      Apply interest rate in effect when money is received.

If neither box is marked, the rate in effect at the time the money is received will apply to the Fixed Account.

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Will this annuity replace or change any existing life insurance or annuity?
   |_|Yes |_| No (If yes, give details, listing company name and policy number.)

Are you attempting a Section 1035 exchange or a Direct Transfer of IRA Proceeds?
   |_| Yes  |_| No

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Investor Information (The registered representative is required to determine the suitability of this sale.)

My (Our) investment objective(s) is (are):
 |_| Long Term Growth         |_| Growth and Income
 |_| Current Income           |_| Safety of Principal

Estimated Net Income: (current tax year, in thousands):
Approximate Net Worth: (in thousands)

|_| Under $15         |_| $15 - $25      |_| $26 - $50        |_| Over $50
|_| Under $15         |_| $15 - $25      |_| $26 - $50        |_| $51 - $100
|_| $101 - $250       |_| Over $250

Occupation:  __________________________________________________________________

Source of Funds for this purchase:  ___________________________________________

Other Investments: $ __________________________________________________________

Type of Investments:  _________________________________________________________

Are you employed by a National Association of Securities Dealers firm?
   |_| Yes  |_| No

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Optional Features

|_| A. Decline Telephone Transfer Authorization. I (We) do not want telephone transaction services as described in the prospectus.
        (If this box is not checked, telephone services will apply.)

|_| B. Dollar Cost Averaging (Scheduled Transfers) (Note whole number percentages and dollar amounts by the selected Division or Fixed Account. Not available on the 29th, 30th, and 31st of the month.)

             Transfer from Division
          and Dollar Amount of Transfer

1.  ____________________ $ ____________________

2.  ____________________ $ ____________________

3.  ____________________ $ ____________________

4.  ____________________ $ ____________________

                    Transfer to Division and %
                        of Transfer Amount

1.  ____________________  ______ %     ____________________  ______ %

2.  ____________________  ______ %     ____________________  ______ %

3.  ____________________  ______ %     ____________________  ______ %

4.  ____________________  ______ %     ____________________  ______ %


 Fixed Account - Transfer 2% monthly to :

    ____________________  ______ %     ____________________  ______ %

Payment State Date             /        /
                   _________________________________
(Not available on the 29th, 30th, and 31st of the month)

Frequency: |_| Monthly    |_| Quarterly     |_| Semiannually     |_| Annually



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Optional Features (continued)
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|_| C. Flexible Withdrawal Option (Scheduled Partial Surrenders)
    |_| Accumulated Interest Only
    |_| Specified Amount $ ______________________

                Payment made from Division
                       or Fixed Account
     1.  ______________________________    ________  %

     2.  ______________________________    ________  %

     3.  ______________________________    ________  %

     4.  ______________________________    ________  %
                               Total                 100%

    |_| The minimum required distribution for customers over age 70 1/2.
        Base minimum required distribution payments on:
         |_| My life expectancy only
         |_| The joint life expectancy of my spouse and me

             Spouse's Date of Birth            /        /        Soc. Sec. No.
                                        ______________________   ______________

Payment State Date            /       /
                      ________________________
(Not available on the 29th, 30th, and 31st of the month)

Frequency: |_| Monthly      |_| Quarterly   |_| Semiannually       |_| Annually

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Signature and Tax Certification

I have read this application and have had the opportunity to read the prospectus and agree to all their terms. In addition, I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this investment, and they have been answered to my satisfaction. I understand the investment objectives of the Variable Annuity Divisions for which I am applying and believe they are compatible with my investment objective(s). I have received a Principal Mutual Life Insurance Company Disclosure Statement (not applicable for nonqualified contracts). The surrender charges of this annuity have been explained to me. All of the statements in this application are true and complete to the best of my knowledge and are the basis of any annuity issued. I certify under penalty of perjury (check the appropriate response):

|_| 1. That the Social Security number or taxpayer identification number shown is correct and that the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to backup withholding; or

|_| 2. I have not been issued a taxpayer identification number but have applied for such number, or intend to apply for such number in the near future. I understand that if I do not provide a correct taxpayer identification number to Principal Mutual Life Insurance Company within 60 days from the date of this certification, backup withholding as described in the prospectus will commence; or

|_| 3.     I am subject to backup withholding.

Signature of Owner ____________________________________________________________

Signature of Joint Owner/Annuitant ____________________________________________

Signature of Annuitant (if other than Owner) __________________________________

|_| Check here to request a copy of the Statement of Additional Information for Separate Account B for this contract.

To be Completed By the Rep:

Signed at (city)                    (state)                             (date)

_______________________________________________________________________________


Signature of Registered Representative ________________________________________


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Rep's Report (for proper credit this section must be completed)

Agency Name and No.                                    Group Office Name and No.

Registered Representative       Rep Tax ID#       Rep Detail Code       Credit %

__________________________      ________________  __________________    ________

__________________________      ________________  __________________    ________

Group Rep Name                                                   Group Rep Code

Do you believe that a replacement or change of existing life insurance or annuity contract may be involved? (3) Yes (3) No (If yes, provide details, listing company name and policy number.)

Remarks _______________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

The answers to each question on the application were recorded exactly as given, and are true to the best of my knowledge.

Signed at (City)                    (state)                             (date)

_______________________________________________________________________________

Registered Representative _____________________________________________________

State License Identification Number ___________________________________________

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To be Completed by Selling Firm

Dealer's Name                                By (Authorized Signature of Dealer)

________________________________________________________________________________
Home Office Address

________________________________________________________________________________
City                                  State                                ZIP

________________________________________________________________________________
Address of Office Servicing Account

________________________________________________________________________________
City                         State                 ZIP               Telephone

________________________________________________________________________________

Name (please print)                 Representative Number      Rep Tax ID Number

________________________________________________________________________________

Representative's Signature

________________________________________________________________________________

Name (please print)                 Representative Number      Rep Tax ID Number

________________________________________________________________________________

Representative's Signature

________________________________________________________________________________

% Split

________________________________________________________________________________


Princor Financial            Review                                        Date
Services Corporation
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